Exhibit 99.1

Yield10 Bioscience Announces 1-for-40 Reverse Stock Split
WOBURN, Mass. - January 15, 2020 - Yield10 Bioscience, Inc. (Nasdaq:YTEN), an agricultural bioscience company that uses its “Trait Factory” to develop high value seed traits for the agriculture and food industries, today announced that it will effect a 1-for-40 reverse stock split of its common stock, following stockholder approval of the reverse stock split at the Company's special stockholders meeting held on January 9, 2020. The 1-for-40 reverse stock split will be effective as of the close of business on Wednesday, January 15, 2020 and the Company's common stock will begin trading on a split-adjusted basis on Thursday, January 16, 2020.
The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from 39,986,201 shares to 999,655 shares. Further, upon the effectiveness of the reverse stock split, the Series B preferred stock issued by the Company in its November 2019 private placement will automatically be converted into 718,750 shares of common stock, resulting in a total of approximately 1,718,405 outstanding shares of common stock.
Proportional adjustments will be made to the Company’s outstanding stock options, warrants and restricted stock units and to the number of shares issued and issuable under the Company's equity compensation plans. The number of authorized shares of the Company's common stock will remain 60 million shares. In addition, the warrants to purchase common stock issued in the November 2019 private placement are now exercisable.
The reverse stock split is intended to increase the market price per share of the Company’s common stock to allow the Company to maintain the listing of its common stock on The Nasdaq Capital Market. The Company's common stock will continue to trade on The Nasdaq Capital Market under the symbol "YTEN." The new CUSIP number for the common stock following the reverse stock split will be 98585K862.
Information for Stockholders
Upon the effectiveness of the reverse stock split, each forty (40) shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share. The reverse stock split will not modify the rights or preferences of the common stock. No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of Yield10 common stock on January 15, 2020, by (ii) the number of shares of common stock held by the stockholder that would otherwise have been exchanged for such fractional share interest.

The Company's transfer agent, American Stock Transfer & Trust Company, LLC, will act as its exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the Company’s common stock are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers' particular processes, and will not be required to take any action in connection with the reverse stock split. American Stock Transfer & Trust Company, LLC can be reached at (877) 248-6417 or (718) 921-8317.
Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on December 5, 2019, a copy of which is available at www.sec.gov or at www.yield10bio.com under the SEC Filings tab located on the Investors page.
About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company which uses its “Trait Factory” to develop high value seed traits for the agriculture and food industries to achieve step-change improvements in crop yield to enhance global food security and develop specialty crop products. Yield10 has an extensive track record of innovation based around optimizing the flow of carbon in living systems. The “Trait Factory” has two components: the “GRAIN” computational modeling platform, which is used to identify specific gene changes designed to improve crop performance, and the deployment of those changes into crops using genome-editing or traditional agricultural biotechnology approaches. The purpose of the “Trait Factory” is to engineer precise alterations to gene activity and the flow of carbon in plants to produce higher yields with lower inputs of land, water or fertilizer. Yield10 is advancing several yield traits it has developed in crops such as canola, soybean and corn. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.
For more information about the company, please visit www.yield10bio.com.
(YTEN-G)
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company's expectations for the impact of the reverse split on the market price of the Company’s stock and the Company’s ability to regain compliance with Nasdaq listing requirements, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations:
Bret Shapiro, 561-479-8566, brets@coreir.com
Managing Director, CORE IR

Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank Marketing and PR